FOR IMMEDIATE RELEASE

American Realty Capital Properties and Cole Real Estate Investments to Participate at NAREIT’s

REITWorld® November 13-15, 2013

New York, New York, and Phoenix, Arizona, November 8, 2013 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) and Cole Real Estate Investments, Inc. (NYSE: COLE) (“Cole”) announced today that both companies’ management teams will be attending REITWorld®, NAREIT's Annual REIT Convention, which will be held at the Marriott Marquis in San Francisco, California November 13-15, 2013. ARCP and Cole will conduct joint meetings with investors and analysts while at the conference.

Separately, Nicholas S. Schorsch, ARCP’s Chairman and Chief Executive Officer, will be participating on a net lease panel Thursday, November 14, 2013 at 10:00 AM PT. The panel will be webcast live for participants who are unable to attend the conference. Webcast details can be found below and on ARCP’s website at www.arcpreit.com.

Webcast Details Date: Thursday, November 14, 2013

Time: 10:00A.M. Pacific Time

Webcast Link: http://reitstream.com/reitworld2013

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About Cole

Cole is a publicly traded Maryland corporation listed on the New York Stock Exchange, and is a market-leading net-lease REIT focused on the acquisition, active management, leasing and financing of its high-quality retail, office and industrial portfolio. Visit www.ColeREIT.com to learn more about the company’s comprehensive capabilities, best-in-class management platform, disciplined investment strategy, high-quality real estate portfolio and private capital management business.

Additional Information about Merger Between ARCP and Cole and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between ARCP and Cole, ARCP and Cole have filed with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2013, a preliminary registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to ARCP’s proposed acquisition of Cole. The preliminary joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR COLE WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ARCP, COLE AND THE PROPOSED MERGER.

Investors and stockholders of ARCP and Cole may obtain free copies of the preliminary registration statement, the preliminary joint proxy statement/prospectus and other relevant documents filed by ARCP and Cole with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com and copies of the documents filed by Cole with the SEC are available free of charge on Cole’s website at www.ColeREIT.com.

Participants in Solicitation relating to the Merger Between ARCP and Cole

ARCP, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and Cole’s stockholders in respect of the proposed merger between ARCP and Cole. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Cole’s directors and executive officers can be found in Cole’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants is included in the preliminary joint proxy statement/prospectus filed with the SEC on November 5, 2013, and in other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or Cole, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and Cole’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by any of the merger agreements referenced herein will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements for the American Realty Capital Trust IV, Inc. (“ARCT IV”) transaction or the Cole transaction; (2) the inability to complete the ARCT IV merger due to the failure to obtain ARCT IV stockholder approval of the ARCT IV merger or the failure to satisfy other conditions to completion of the ARCT IV merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the ARCT IV merger; (3) the inability to obtain regulatory approvals for the Cole merger transaction and the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the Cole merger and the approval by Cole’s stockholders of the Cole merger; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (5) the effect of the announcement of the proposed mergers on ARCP’s, ARCT IV’s or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the outcome of any legal proceedings relating to any of the mergers or the merger agreements; and (7) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s, ARCT IV’s and Cole’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP, ARCT IV and Cole disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

For ARCP:
Tony DeFazio	Brian Block, Chief Financial Officer
DDC Works	American Realty Capital Properties, Inc.
Ph: (484-342-3600)	bblock@arlcap.com Ph: (212-415-6500)

For Cole:
Aaron Halfacre, CFA Head of Strategic Relations 602.778.6456 aaron.halfacre@colereit.com